U.S. ENERGY CORP.

877 North 8th West
Riverton, WY 82501 USA

Ph: (307) 856-9271
Fx: (307) 857-3050
www.usnrg.com

For Immediate Release

U.S. ENERGY CORP. REPORTS SECOND QUARTER 2015 HIGHLIGHTS AND SELECTED FINANCIAL RESULTS

PROVIDES REVOLVING CREDIT FACILITY, HEDGING AND AN OPERATIONAL UPDATE

RIVERTON, Wyoming – August 10, 2015 – U.S. Energy Corp. (NASDAQ Capital Market: "USEG") ("we", "us" or the "Company"), today reported its second quarter 2015 highlights and selected financial results for the three and six months ended June 30, 2015 and provided an update concerning its revolving credit facility, hedging and operations.

Selected Highlights for the Three Months Ended June 30, 2015

•
Second quarter 2015 production came from a total of 142 gross (20.87 net) wells.  During the quarter the Company produced 81,618 barrels of oil equivalent ("BOE"), or an average of 897 BOE per day ("BOE/D") as compared to 116,499 BOE or an average of 1,280 BOE/D during the three months ended June 30, 2014.  Sequentially from the first quarter of 2015, production during the second quarter decreased approximately 6.4% as a result of normal production declines and fewer wells being drilled due to low commodity prices.

•
During the second quarter 2015, we recorded a net loss after taxes of $6.3 million or $0.22 per share basic and diluted, as compared to net income after taxes of $56,000, or $0.00 per share basic and diluted, during the same period of 2014.  During the three months ended June 30, 2015, the Company recorded a proved property impairment of $3.2 million related to its oil and gas assets, which represents $0.11 of the $0.22 per share loss.  The impairment was primarily due to a decline in the price of oil.  There were no proved property impairments recorded during the three months ended June 30, 2014.

•	At June 30, 2015, we had $4.1 million in cash and cash equivalents.
•
The Company recognized $3.3 million in revenues during the three months ended June 30, 2015 as compared to $2.7 million in revenues during the first quarter of 2015.  The 22.6% increase in revenue is primarily due to higher realized oil and gas prices in the second quarter of 2015 when compared to the first quarter of 2015.

•
General and administrative expenses decreased by $312,000 during the three months ended June 30, 2015 compared to general and administrative expenses for the three months ended June 30, 2014.  The decrease in general and administrative expenses during the quarter is primarily due to reductions in professional services, compensation expense, contract services and other general and administrative costs.

•	Adjusted Net Income (Loss), a non-GAAP measure that excludes non-recurring items and mark-to-market gains and losses on derivative instruments, was an Adjusted Net Loss of

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$2.7 million during the three months ended June 30, 2015, or $0.10 per basic and diluted share.  Adjusted Net Income was $443,000 for the three months ended June 30, 2014, or $0.02 per basic and diluted share.  Please refer to the reconciliation in this release for additional information about this measure.

•
Earnings before interest, income taxes, depreciation, depletion and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash compensation expense ("Modified EBITDAX"), was a $442,000 loss for the three months ended June 30, 2015, compared to a $4.2 million gain for the three months ended June 30, 2014. Modified EBITDAX is a non-GAAP financial measure.  Please refer to the reconciliation in this release for additional information about this measure.

Selected Highlights for the Six Months Ended June 30, 2015

•
During the six months ended June 30, 2015 the Company produced 167,844 barrels of oil equivalent ("BOE"), or an average of 927 BOE per day ("BOE/D") as compared to 221,592 BOE or an average of 1,224 BOE/D during the six months ended June 30, 2014.  The decrease in production is a result of normal production declines and fewer wells being drilled during the period due to low commodity prices.

•
During the six months ended June 30, 2015 we received an average of $1.1 million per month from our producing wells with an average operating cost of $572,000 per month (including workover costs) and production taxes of $102,000, for average net cash flows of $421,000 per month from oil and gas production before non-cash depletion expense and impairments.

•
During the six months ended June 30, 2015, we recorded a net loss after taxes of $30.0 million or $1.07 per share basic and diluted, as compared to net income after taxes of $306,000, or $0.01 per share basic and diluted, during the same period of 2014.  During the six months ended June 30, 2015, the Company recorded proved property impairments totaling $22.4 million related to its oil and gas assets, which represents $0.80 of the $1.07 per share loss.  The impairment was primarily due to a decline in the price of oil.  There were no proved property impairments recorded during the first six months of 2014.

•
The Company recognized $6.0 million in revenues during the six months ended June 30, 2015 as compared to $17.4 million in revenues during the same period in 2014. The $11.4 million decrease in revenue is primarily due to lower oil and gas prices and lower oil and gas sales volumes in the first six months of 2015 as compared to the first six months of 2014.

•
General and administrative expenses decreased by $439,000 during the six months ended June 30, 2015 compared to general and administrative expenses for the six months ended June 30, 2014.  The decrease in general and administrative expenses during the quarter is primarily due to reductions in professional services, compensation expense, contract services and other general and administrative costs.

•
Adjusted Net Income (Loss), a non-GAAP measure that excludes non-recurring items and mark-to-market gains and losses on derivative instruments, was an Adjusted Net Loss of $7.1 million during the six months ended June 30, 2015, or $0.25 per basic and diluted share.  Adjusted Net Income was $934,000 for the six months ended June 30, 2014, or

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$0.03 per basic and diluted share. Please refer to the reconciliation in this release for additional information about this measure.
•
Earnings before interest, income taxes, depreciation, depletion and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash compensation expense ("Modified EBITDAX"), was a $1.6 million loss for the six months ended June 30, 2015, compared to an $8.3 million gain for the six months ended June 30, 2014. Modified EBITDAX is a non-GAAP financial measure.  Please refer to the reconciliation in this release for additional information about this measure.

Revolving Credit Facility

•
Our Credit Agreement with Wells Fargo Bank, N.A. provides a $100.0 million senior secured credit facility.  Effective July, 16, 2015 we have a redetermined borrowing base of $7.0 million with a maturity date of July 30, 2017.  At June 30, 2015, we had $6.0 million drawn on the facility.

Hedging - Commodity Derivative Contracts

Energy One, a wholly owned subsidiary of the Company, has the following commodity derivative contracts ("economic hedges") with Wells Fargo as presented below.

			Quantity
Settlement Period	Counterparty	Basis	(Bbls/day)	Strike Price

Crude Oil Costless Collar
05/01/15 - 12/31/15	Wells Fargo	WTI	500	Put:	$45.00
				Call:	$58.79

Crude Oil Costless Collar
01/01/16 - 06/30/16	Wells Fargo	WTI	350	Put:	$57.50
				Call:	$66.80

Crude Oil Costless Collar
07/01/16 - 12/31/16	Wells Fargo	WTI	300	Put:	$50.00
				Call:	$65.25

Operational Update

The Company's oil and gas development activities are currently focused in South Texas and in the Williston Basin of North Dakota.  During these times of reduced commodity pricing, we have along with our partners opted to dramatically reduce drilling and capital expenditures in order to preserve capital and in-ground value for more robust times.

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South Texas - Buda Limestone – Eagle Ford and Austin Chalk formations

The Company currently participates with four operating partners in its proportionate share of approximately 30,754 gross (7,826 net) leasehold acres in Zavala and Dimmit Counties, Texas.  The acreage realizes its production from the Buda Limestone, Eagle Ford and Austin Chalk formations.

Production from this region came from 37 gross (9.99 net) wells and averaged 287 net BOE/D during the first six months of 2015.

Williston Basin, North Dakota

The Company participates with ten operating partners in its proportionate share of approximately 84,810 gross (3,511 net) acres in Williams, McKenzie and Mountrail Counties, North Dakota.  The acreage realizes its production from the Bakken and Three Forks formations.

Production from this region came from 102 gross (10.32 net) wells and averaged 557 net BOE/D during the first six months of 2015.

Williston Basin active well status table:

Well Name	Operator	Formation	Spud Date	Working Interest	Net Revenue Interest	Status
Satter 21X-01B	XTO	Bakken	10/22/2014	0.13%	0.10%	Drilled; Comp Pending
Satter 21X-01F	XTO	Three Forks	10/26/2014	0.13%	0.10%	Drilled; Comp Pending
Satter 21X-01C	XTO	Three Forks	10/27/2014	0.13%	0.10%	Drilled; Comp Pending
Satter 31X-1H	XTO	Three Forks	1/1/2015	0.13%	0.10%	Drilled; Comp Pending
Satter 31X-1D	XTO	Bakken	2/6/2015	0.13%	0.10%	Drilled; Comp Pending
Satter 31X-1G2	XTO	Three Forks	3/12/2015	0.13%	0.10%	Drilled; Comp Pending
Satter 31X-1CXD	XTO	Bakken	3/14/2015	0.13%	0.10%	Drilled; Comp Pending
Rita 44X-34CXD	XTO	Bakken	3/7/2015	0.20%	0.16%	Drilled; Comp Pending
Rita 44X-34C	XTO	Bakken	4/3/2015	0.20%	0.16%	Drilled; Comp Pending
Rita 44X-34G	XTO	Three Forks	4/11/2015	0.20%	0.16%	Drilled; Comp Pending
Rita 44X-34BXC	XTO	Bakken	4/20/2015	0.20%	0.16%	Drilled; Comp Pending
Rita 44X-34H	XTO	Three Forks	4/27/2015	0.20%	0.16%	Drilled; Comp Pending
Rita 44X-34D	XTO	Bakken	6/14/2015	0.20%	0.16%	Drilled; Comp Pending
Rita 44X-34HXE	XTO	Three Forks	6/16/2015	0.20%	0.16%	Drilling
			Average:	0.17%	0.13%

CEO Statement

"We continue to seek additional sources of funding beyond our reserve based credit facility in order to demonstrate sustainability as well as position ourselves to transact on commodity price driven opportunities in the marketplace in the second half of 2015 and beyond," stated Keith Larsen, CEO of the Company.  "In addition, we continue to implement cost reduction initiatives, prudently maintain the balance sheet and monitor development activity in and around our producing properties in order to capture the upside potential of our portfolio at an appropriate point in time in the future," he added.

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August 10, 2015

Financial Highlights

The following table sets forth selected financial information for the three and six months ended June 30, 2015 and 2014.  The information is derived from the Company's financial statements included in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2015.  All of this information should be read in conjunction with the Form 10-Q and the financial statements contained therein, including the notes to the financial statements.

U.S. ENERGY CORP.
SELECTED FINANCIAL DATA
(Unaudited)
(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2015	2014
Balance Sheets:
Cash and cash equivalents	$4,067	$4,010
Current assets	$6,109	$7,500
Current liabilities	$15,605	$7,966
Working capital	$(9,496)	$(466)
Total assets	$95,418	$123,523
Long-term obligations	$2,173	$8,162
Shareholders' equity	$77,640	$107,395

Shares Outstanding	28,047,661	28,047,661

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Statements of Operations:
Operating revenues	$3,285	$9,128	$5,964	$17,384
Income (loss) from operations	$(5,927)	$769	$(29,446)	$1,396
Other income & expenses	$(353)	$(713)	$(537)	$(1,090)
Net income (loss)	$(6,280)	$56	$(29,983)	$306
Net income (loss) per share
Basic and diluted	$(0.22)	$--	$(1.07)	$0.01
Weighted average shares outstanding
Basic	28,047,661	27,785,280	28,047,661	27,761,837
Diluted	28,047,661	28,237,883	28,047,661	28,195,116

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August 10, 2015

Non-GAAP Financial Measures
Modified EBITDAX
In addition to reporting net income (loss) as defined under GAAP, in this release we also present net earnings before interest, income taxes, depreciation, depletion, and amortization, accretion of discount on asset retirement obligations, non-cash impairments, unrealized derivative gains and losses and non-cash compensation expense ("Modified EBITDAX"), which is a non-GAAP performance measure.  Modified EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally one-time or whose timing and/or amount cannot be reasonably estimated.  Modified EBITDAX is a non-GAAP measure that is presented because the Company believes that it provides useful additional information to investors as a performance measure.  We believe that Modified EBITDAX is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in the energy industry.  Our management uses Modified EBITDAX to manage our business, including preparation of our annual operating budget and financial projections.  Modified EBITDAX does not represent, and should not be considered an alternative to, GAAP measurements such as net income (loss) (its most directly comparable GAAP measure) or as a measure of liquidity, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.  Our management does not view Modified EBITDAX in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance.  The following table provides a reconciliation of net income (loss) to Modified EBITDAX for the periods presented:

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Net income (loss)	$(6,280)	$56	$(29,983)	$306
Impairment of oil and natural gas properties	3,208	--	22,448	--
Accretion of asset retirement obligation	12	9	24	19
Non-cash compensation expense	158	136	337	296
Unrealized loss on commodity derivatives	272	238	335	411
Interest expense	66	149	129	245
Depreciation, depletion and amortization	2,122	3,651	5,063	7,013
Modified EBITDAX (Non-GAAP)	$(442)	$4,239	$(1,647)	$8,290

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August 10, 2015

Adjusted Net Income (Loss)
Adjusted Net Income (Loss) is another supplemental non-GAAP financial measure that is used by management and external users of the Company's condensed consolidated financial statements.  The Company defines Adjusted Net Income (Loss) as net income after adjusting for the impact of certain non-recurring items, changes in the fair value of derivative instruments, interest expense and impairments of oil and gas properties.  We believe that Adjusted Net Income (Loss) is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in the energy industry.

The following table provides a reconciliation of net (loss) income (GAAP) to Adjusted Net Income (Loss) (non-GAAP):

	For the three months ended June 30,		For the six months ended June 30,
	2015	2014	2015	2014
Net (loss) income	$(6,280)	$56	$(29,983)	$306
Impairment of oil and natural gas properties	3,208	--	22,448	--
Gain on sale of assets	--	--	(16)	(28)
Change in fair value of derivative instruments	272	238	335	411
Interest expense	66	149	129	245
Adjusted net (loss) income	$(2,734)	$443	$(7,087)	$934

Adjusted earning per share:
Basic and diluted	$(0.10)	$0.02	$(0.25)	$0.03
Weighted average shares outstanding
Basic	28,047,661	27,785,280	28,047,661	27,761,837
Diluted	28,047,661	28,237,883	28,047,661	28,195,116

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About: U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

To view the Company's Financial Statements and Management's Discussion and Analysis, please see the Company's 10-K for the twelve months ended December 31, 2014 and its 10-Q for the three and six months ended June 30, 2015, which are available at www.sec.gov and www.usnrg.com.

Disclosure Regarding Forward-Looking Statement

This news release includes statements which may constitute "forward-looking" statements, usually containing the words "will," "anticipates," "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, U.S. Energy's expected future capital expenditures and projects and potential future transactions and the benefits to the Company of such transactions.  There is no assurance that any of the wells referenced in this press release will be economic or that additional financing, acquisition or other opportunities will be available.  The forward-looking statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, dry holes and other unsuccessful development activities, higher than expected expenses or decline rates from production wells, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2014) all of which are incorporated herein by reference.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

* * * * *

For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
 Reggie@usnrg.com